                                  SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           LOWRANCE ELECTRONICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                           LOWRANCE ELECTRONICS, INC.
                             12000 East Skelly Drive
                           Tulsa, Oklahoma 74128-2486


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 11, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lowrance Electronics, Inc., a Delaware corporation (the "Company"), will be held in the Director's Row Room IV on the Main Lobby Floor of the Adam's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on Tuesday, December 11, 2001, at 10:00 a.m., local time, to consider and vote upon the following matters described in the accompanying Proxy Statement:

     (1) The election of two (2) Class III directors for three (3) year terms to expire in 2004;

     (2) The ratification of the Board of Directors' selection of Arthur Andersen LLP as independent public accountants for the Company for its fiscal year 2002;

     (3)  Approval of the Lowrance Electronics, Inc. 2001 Stock Option Plan; and

     (4) The transaction of such other and further business as may be brought before the Annual Meeting or any adjournment or adjournments thereof.

     Only Stockholders of record at the close of business on October 26, 2001 are entitled to vote at the meeting or any adjournment or adjournments thereof. Stockholders who do not expect to attend the meeting in person are urged to mark, date, sign, and mail the enclosed Proxy in the enclosed return envelope for which no postage is needed if mailed in the United States.


                                             By Order of the Board of Directors




                                                                H. Wayne Cooper
                                                                      Secretary

Tulsa, Oklahoma
November 9, 2001



             IF YOU CANNOT BE PRESENT IN PERSON, PLEASE MARK, DATE,
                   AND SIGN THE ENCLOSED PROXY AND MAIL IT AT
                            YOUR EARLIEST CONVENIENCE

                           LOWRANCE ELECTRONICS, INC.
                             12000 East Skelly Drive
                           Tulsa, Oklahoma 74128-2486

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                                December 11, 2001

     The enclosed form of Proxy is solicited by the Board of Directors of Lowrance Electronics, Inc., (the "Company") for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held in the Director's Row Room IV on the Main Lobby Floor of the Adam's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on Tuesday, December 11, 2001, at 10:00 a.m., local time.

     This Proxy Statement and the Proxy was first mailed to Stockholders on or about November 9, 2001, and are furnished in connection with the solicitation of Proxies by the Board of Directors of the Company. A copy of the Company's Annual Report to Shareholders for the fiscal year ended July 31, 2001 is being furnished with this Proxy Statement. This Proxy solicitation is by mail and at the expense of the Company. It may be that further solicitation of Proxies will be made by telephone or oral communication. All such further solicitation will be at the expense of the Company and may be conducted by employees of the Company who will not receive additional compensation for such solicitation.

                                     VOTING

     Only Stockholders of record at the close of business on October 26, 2001 will be entitled to vote at the Annual Meeting. On October 26, 2001, there were outstanding 3,768,796 shares of Common Stock, par value $0.10 per share, all of which will be entitled to vote at the Annual Meeting. Each Share of Common Stock is entitled to one vote, with no right of cumulative voting. The Company has no other voting securities outstanding.

     Shares represented by Proxies received by the Board of Directors will be voted at the Annual Meeting in accordance with the specifications made thereon by the Stockholders, unless authority to do so is withheld. If no specification is made, the Proxy will be voted in favor of the proposals referred to therein and herein.

     Any Stockholder giving a Proxy has the power to revoke it at any time before it is voted, and revocation may be made by letter, notice in writing, or telegram addressed to H. Wayne Cooper, Secretary of Lowrance Electronics, Inc., 12000 East Skelly Drive, Tulsa, Oklahoma, 74128-2486, or by attendance at the meeting and voting his or her shares in person. Each Proxy, unless previously revoked, will be voted at the meeting.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. A quorum being present, all proposals to be voted on at the Annual Meeting will be decided by a majority vote of the shares present, in person or by proxy, certified by inspectors of election, unless the proposal relates to matters on which more than a majority vote is required under the Company's Certificate of Incorporation, its Bylaws, or the laws of the State of Delaware, under whose laws the Company is incorporated.

                     RECOMMEDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR each of the nominees named below for election as director, FOR ratification of the Board of Directors' selection of Arthur Andersen LLP as independent public accountants for the Company for its fiscal year 2002 and FOR approval of the Lowrance Electronics, Inc. 2001 Stock Option Plan.

                              ELECTION OF DIRECTORS

     The directors of the Company are divided into three classes, designated as Class I, Class II and Class III. Each class consists of one-third of the directors constituting the whole Board. The directors, upon being elected, all serve three-year terms, and the term of each member of the same class expires at the same time. At each Annual Meeting of Stockholders, directors to replace those whose terms expire at such Annual Meeting are elected for a three-year term.

     The Compensation and Nominating Committee has nominated two individuals, Darrell J. Lowrance, a founder of the Company who has served as a director since 1964, and Peter F. Foley, III, who has served as a director since 1991, for re-election as Class III directors at the Annual Meeting, each to serve for a three-year term expiring in 2004. George W. Jones, a Class II director, and Michael B. Montgomery, a Class I director, will continue to serve as directors until their respective successors are elected and qualified. The Compensation and Nominating Committee has not nominated any candidate for Class I director to replace Ronald G. Weber, who resigned August 24, 2001, or to fill the Class II vacancy.

     The persons designated by the Board of Directors as proxies in the accompanying Proxy intend to vote, unless otherwise instructed in such Proxy, for the election of Messrs. Lowrance and Foley. Should either Mr. Lowrance or Mr. Foley become unable for any reason to stand for election as a director of the Company, it is the intention of the persons named in the Proxy to vote for the election of such other person as the Compensation and Nominating Committee may nominate or the Board of Directors may recommend to replace Mr. Lowrance or Mr. Foley. The Company knows of no reason why Messrs. Lowrance and Foley will be unavailable or unable to serve.

                              Standing for Election

                               Class III Directors
                          (Term expires December 2004)

     Darrell J. Lowrance. Mr. Lowrance, age 63, a founder of the Company, has been with the Company since its formation in 1957. He currently serves as President and Chief Executive Officer and a Director of the Company, positions he has held since 1964. During 1983 and 1984, Mr. Lowrance served as President of the American Fishing Tackle Manufacturer's Association (AFTMA). In July 1988, Mr. Lowrance returned to the Board of Directors of AFTMA, a position he previously held from 1978 through 1986. Additionally, in April 1989, Mr. Lowrance was elected as a director of the National Association of Marine Products and Services.

     Peter F. Foley, III. Mr. Foley, age 65, has served as a director since October 1991 and has been President of Boone Bait Company, a company engaged in the manufacture of saltwater fishing lures, since 1978. For more than 10 years, Mr. Foley has served on numerous boards related to the marine industry, including the American Fishing Tackle Manufacturer's Association (AFTMA). Further, he has been awarded government grants, as an industry expert in international marketing of fishing tackle products, to study and report on key opportunities for the industry.

                              Continuing in Office

                                Class I Director
                          (Term Expires December 2002)

     Michael B. Montgomery. Mr. Montgomery, age 65, has been a director since June 2001. Mr. Montgomery is an attorney licensed to practice in several states and has a long background in public law and in marine recreation. Mr. Montgomery served an 11-year post as U.S. Commissioner to ICCAT and also served as a Regional Fisheries Commissioner.

                                Class II Director
                          (Term Expires December 2003)

     George W. Jones. Mr. Jones, age 63, has been a director since April 2001. Mr. Jones is a retired Branch Manager and Vice President for The Equitable of New York, a national insurance and financial services provider.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Company's Board of Directors met twelve times during the fiscal year ended July 31, 2001. The Board of Directors has an Audit Committee and a Compensation and Nominating Committee.

     There was no incumbent director who failed to attend at least 75% of the aggregate number of meetings of the Board and Committees upon which they sit. Each director receives $12,000 per year compensation and an additional fee of $1,000 for each meeting of the Board of Directors and $750 for each Committee meeting attended. All directors are reimbursed for certain reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or Committee meetings.

     There are no family relationships between any director or executive officer of the Company.

     Audit Committee. The Audit Committee is composed of Peter F. Foley, III (Chairman), George W. Jones and Michael B. Montgomery. The Audit Committee held two meetings during the Company's 2000 fiscal year. All members attended the meetings. The Audit Committee meets on a scheduled basis with the Company's independent public accountants and is available to meet at the request of the Company's independent public accountants. The Audit committee reviews the Company's accounting policies, internal controls, and other accounting and auditing matters; considers the qualifications of the Company's independent public accountants; makes a recommendation to the Board as to the engagement of an independent public accountant; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent public accountants.

     Compensation and Nominating Committee. The Compensation and Nominating Committee is composed of Peter F. Foley, III (Chairman) and Michael B. Montgomery. The Compensation and Nominating Committee held four meetings during the Company's 2001 fiscal year at which all members attended. The Committee reviews the nature and amount of compensation of the officers of the Company and recommends changes with respect thereto, including the Company's Executive Bonus Plan, 1986 Stock Option Plan, 1989 Stock Option Plan and the 2001 Stock Option Plan and recommends the nominees for directors. The Committee will consider qualified director candidates submitted to it by other directors, employees, or stockholders. As a prerequisite to consideration, each recommendation must be accompanied by biographical material of the proposed candidate, fully disclosing the candidate's qualifications and demonstrated sound business judgment, as well as an indication that the proposed candidate would be willing to serve as a director, if elected. In order for a candidate recommended by a Stockholder to be considered as a nominee at the Annual Meeting to be held in 2002, the name of such candidate, together with the written description of the candidate's qualifications, must be received by the Secretary of the Company prior to August 9, 2002.

                       EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

     The executive officers of the Company are as follows:

               Name           Age                   Position
               ----           ---                   --------
        Darrell J. Lowrance   63   President and Chief Executive Officer since
                                   1964.

        Ronald G. Weber       57   Executive Vice President of Engineering and
                                   Manufacturing since July 2000.  Prior thereto
                                   Mr. Weber was the Senior Vice President of
                                   Engineering since 1980 and was subsequently
                                   promoted to Executive Vice President of
                                   Technology and Engineering in December 1993.

        Mark C. McQuown       49   Vice President of Sales since February 2000.
                                   Prior thereto, Mr. McQuown was Director of
                                   Sales since August 1997.  Mr. McQuown joined
                                   the Company in June 1984 as a Zone Sales
                                   Manager and was subsequently promoted to
                                   Regional Sales Manager in June 1988, Director
                                   of International Sales in February 1995 and
                                   Director of International, Government and
                                   Industrial Sales in June 1996.

        Bob G. Callaway       58   Vice President of Marketing since March 2000.
                                   Mr. Callaway joined Lowrance in August 1987
                                   as Manager of Video Communications and was
                                   promoted to Director of Video Communications
                                   in October 1993.  He subsequently joined
                                   Addvantage Media as Vice President-Field
                                   Service Group in March 1997.  He worked as a
                                   freelance marketing consultant from October
                                   1998 and in July 1999 joined T.D. Williamson
                                   as Manager of Marketing Relations before
                                   returning to Lowrance in March 2000.

        Jane M. Kaiser        41   Vice President of Customer Operations since
                                   February 2000.  Prior thereto, Ms. Kaiser was
                                   Director of Customer/Sales Service since
                                   August 1997.  Ms. Kaiser joined the Company
                                   in May 1995 as a Cost Productivity Analyst
                                   and was subsequently promoted to Director of
                                   Cost Productivity in December 1995 and to
                                   Manager of Customer Service in June 1997.

       Douglas J. Townsdin    38   Vice President of Finance and Chief Financial
                                   Officer since March 2000.  Prior thereto, Mr.
                                   Townsdin was a Senior Manager with Arthur
                                   Andersen LLP since 1990.

        H. Wayne Cooper       56   Mr. Cooper has been a partner with Doerner,
                                   Saunders, Daniel & Anderson, LLP since 1982.
                                   He has served as the Secretary of the Company
                                   since February 2000.


All officers of the Company are elected annually and serve at the pleasure of the Board of Directors.

Summary Compensation Table

     The following table sets forth the aggregate cash compensation earned by the executive officers listed (the "Named Executive Officers) for services rendered in all capacities to the Company for the fiscal year ended July 31, 2001, 2000 and 1999.

------------------------------------------------------------------------------------------------------------------------------
                                                                            (1)                (2)                (3)
        Name of Individual/                                                                Other Annual            All
         Principal Position              Year           Salary              Bonus          Compensation           Other
                                                          ($)                ($)                ($)                ($)
------------------------------------------------------------------------------------------------------------------------------
Darrell J. Lowrance                       2001         421,300                   -                -               26,200
President and Chief                       2000         399,200             108,000                -               28,900
Executive Officer                         1999         382,000             249,000                -               30,600

Ronald G. Weber                           2001         229,600                   -                -               25,500
Executive Vice President                  2000         217,000              59,200                -               28,900
of Engineering and Manufacturing          1999         208,000              92,000                -               30,600

Douglas J. Townsdin                       2001         154,300                   -           17,100                1,700
Vice President of Finance and             2000         150,000              16,800                -                    -
Chief Financial Officer                   1999               -                   -                -                    -

Mark C. McQuown                           2001         156,200                   -           20,300               10,800
Vice President of Sales                   2000         139,700              34,100                -                9,600
                                          1999         126,600              37,300                -                3,500

Bob G. Callaway                           2001         153,900                   -           25,400                1,900
Vice President of Marketing               2000         150,000              15,100                -                    -
                                          1999               -                   -                -                    -


(1) The Company's Executive Bonus Plan for fiscal year 2001 provided for a performance bonus pool measured entirely on the basis of the Company's pretax, prebonus earnings compared to budgeted pretax, prebonus earnings. This bonus pool was to be divided, based on certain predetermined percentages, between the Company's President, five Vice Presidents, and certain other key employees. In order to earn any performance bonus, it was necessary for pretax, prebonus income to exceed $3.7 million, which the Company did not and accordingly no performance bonuses were paid. The Executive Bonus Plan for fiscal year 2001 also provided for discretionary bonuses for executive officers, except the President, and certain other key employees, granted at the recommendation of the President on the basis of individual performance not to exceed 15% of their respective salaries. The President did not exercise his right to recommend discretionary bonuses for executive officers and certain key employees of the Company to the Compensation and Nominating Committee of the Board of Directors. Accordingly, no discretionary bonuses were paid.

(2) The 2001 remuneration described in other annual compensation includes the cost to the Company of benefits furnished to the executive officers, including premiums for life and health insurance, personal use of Company automobiles or automobile allowances and other personal benefits provided to such individuals that are extended in connection with the conduct of the Company's business. During 2000 and 1999, no executive officers received other compensation in excess of 10% of such officer's cash compensation.

(3) Other long-term compensation resulted from contributions to the Lowrance Savings Plan and Trust Number 1 on behalf of the listed executive officers. Also included are director's fees of $24,000, $19,000, and $21,000 paid to Mr. Lowrance and $23,000, $19,000, and $21,000 paid to Mr. Weber in 2001, 2000 and 1999, respectively.

     Employment and Severance Arrangements. The Company has entered into employment agreements (the "Employment Agreements") with Bob G. Callaway, Mark
C. McQuown, Douglas J. Townsdin and Jane M. Kaiser. The summary of such Employment Agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements which have been filed as exhibits to the Company's Annual Report on Form 10-K. The initial term of the Employment Agreements runs for a period of 24 months. Each agreement has a renewal term of an additional 24 months unless proper notice (as defined in the Employment Agreement) is given prior to the expiration of the initial term by either party. Under the terms of the Employment Agreements, if the employment of any executive is terminated other than for "cause" (as defined therein), then each such executive would be entitled to payment of their salary in accordance with the Company's standard payroll practices for the remainder of the initial term of the agreement or a period of twelve months, whichever is longer. If the employment of the executive is terminated upon a change of control of the Company (as defined therein), then each such executive would be entitled to a lump sum payment equal to 24 months of their salary. In accordance with the salary recommendations of the Compensation Committee, as of October 26, 2001 the maximum aggregate amount of cash benefits payable to each executive would be $318,032 for Mark C. McQuown, $312,456 for Douglas J. Townsdin, $311,376 for Bob G. Callaway and $300,018 for Jane M. Kaiser.

     Stock Option Plans. The Company's 1986 and 1989 Stock Option Plans adopted by the Board of Directors and approved by the Stockholders, reserved 400,000 shares of Common Stock (subject to certain adjustments) for issuance upon the exercise of incentive stock options (as defined in Section 422A of the Internal Revenue Code), non-qualified stock options, and limited stock appreciation rights ("limited SAR's") which could be granted to directors, officers, and key employees. The 1986 and 1989 Stock Option Plans have expired by their own terms. Options on 80,000 shares of the 400,000 shares available under these plans have been exercised. No other options are available to be exercised and no limited SAR's have been granted.

     On July 2, 2001, the Company adopted the 2001 Stock Option Plan which provides for a maximum of 300,000 common shares available for issue. The Plan provides for incentive stock options, non-qualified stock options and stock appreciation rights and is designed to serve as an incentive for attracting and retaining qualified competent employees and directors. Depending upon the type of option, the options and stock appreciation rights granted cannot have terms greater than ten years and six months. The plan requires incentive stock options to be granted at an option price of not less than 100% of the fair market value of the Company's Common Stock at the date of grant. The plan shall be administered by the Compensation and Nominating Committee and is subject to stockholder approval. As of July 31, 2001, seven persons were eligible for consideration to receive options under the 2001 Stock Option Plan.

     On July 25, 2001, the Compensation and Nominating Committee recommended and the Board of Directors approved that a total of 134,453 incentive stock options be granted and 115,547 non-qualified stock options be granted under the 2001 Stock Option Plan, all at an exercise price of $2.67, the fair market value on the date of grant. Under the terms of the Stock Option Agreements signed by each of the five persons to whom options were granted, their respective options may be exercised in whole or in part only upon or after the first to occur of the following events: (i) the occurrence of any transaction by which Darrell J. Lowrance sells 100% of the shares he then owns directly, in a private placement, registered public offering or through Rule 144 sales; (ii) upon the sale by the Company of all or substantially all of the Company's assets and operations to a third party; or (iii) on or after July 24, 2010.

     The following table sets forth information with respect to each of the Company's Named Executive Officers regarding options granted in the last fiscal year under the terms of the 2001 Stock Option Plan:

                                Individual Grants

          ------------------------------------------------------------------------------------------------

                                               % of Total
                                  Number of      Options
                                  Securities   Granted to
                                  Underlying    Employees    Exercise or
                                   Options      in Fiscal    Base Price   Expiration     Grant Date (3)
                 Name              Granted        Year       Per Share       Date         Present Value
          ------------------------------------------------------------------------------------------------

            Ronald G. Weber       34,453 (1)       14%         $2.67        7/24/11          $82,343
          ------------------------------------------------------------------------------------------------
                                 115,547 (2)       46%         $2.67        7/24/11         $276,157
          ------------------------------------------------------------------------------------------------
          Douglas J. Townsdin       25,000         10%         $2.67        7/24/11          $59,750
          ------------------------------------------------------------------------------------------------
            Mark C. McQuown         25,000         10%         $2.67        7/24/11          $59,750
          ------------------------------------------------------------------------------------------------
            Bob G. Callaway         25,000         10%         $2.67        7/24/11          $59,750
          ------------------------------------------------------------------------------------------------

     (1)  Incentive Stock Options.
     (2)  Non-Qualified Stock Options.
     (3) The present value of each option grant is estimated on the date of grant using the Modified Black-Scholes European option pricing model with the following weighted average assumption: exercise price of $2.67, dividend yield of 0%, expected volatility of 93.42%, risk-free interest rate of 5.31% and expected life of ten years.

     Retirement Plan. The Lowrance Savings Plan and Trust (the "Retirement Plan") requires the Company to contribute to the Retirement Plan up to 6% of each participant's salary annually. Participants include all employees of the Company, including executive officers, who have completed one year of employment with at least 1,000 hours of service. The Company makes a fixed contribution of 3% of each participants salary. In addition, if an employee makes voluntary contributions, the Company will make additional contributions equal to 100% of the first $10 per pay period of the employee's contribution and 50% thereafter, not to exceed 3% of the employee's salary. Each participant's interest in the Companys contributions vests fully over a period of seven years. Generally, a participant's interest in the Company's contributions may be withdrawn only upon termination or in certain hardship situations. The Trustees and Administrative Committee of the Retirement Plan are appointed by the Board of Directors.

     Series "A" Preferred Stock and Indebtedness of Management. In accordance with the Company's May 13, 1996 private placement of 70,000 shares of Series "A" Redeemable Preferred Stock with key officers of the Company, five such persons became indebted to the Company for the purchase price of $6.875 per share for each share purchased. The Series "A" Preferred Stock, issued for a term of ten years, is a nonvoting stock paying a cumulative dividend of 2 1/2 cents. Each share is convertible into five shares of the Company's Common Stock at a cash purchase price of $5.00 per share of Common Stock, but only if (i) the Chief Executive Officer of the Company sells in excess of thirty percent of his Common Stock of the Company, or (ii) the Company sells substantially all of its assets and operations to a third party. Each purchaser executed a Promissory Note in favor of the Company bearing interest at Chase prime and a Security Agreement whereby the Series "A" Preferred Stock is pledged to the Company to secure the payment of such Promissory Note. In the event (i) the Series "A" Preferred Stock is not converted within its ten-year term, or (ii) the purchaser terminates his employment with the Company for any reason except death, the Series "A" Preferred Stock is surrendered to the Company for cancellation in exchange for cancellation of the principal amount of indebtedness owing under his respective Promissory Note provided that all accrued interest is paid to the date of termination.

     On July 2, 2001, the Company and the holders of the 40,000 shares of Series "A" Preferred Stock outstanding on the date thereof canceled (1) the 20,000 shares of Series "A" Preferred Stock held by each of Darrell J. Lowrance and Ronald G. Weber, (2) the promissory note in the principal amount of $137,500 given by each such person, and (3) accrued but unpaid interest owed by each such person on his note.

     Board Compensation Committee Report. The members of the Compensation and Nominating Committee are Mr. Peter F. Foley, III and Mr. Michael B. Montgomery. Each member of the Committee is a non-employee director.

     In determining the compensation payable to the Company's executive officers, it is the basic philosophy of the Committee that the total annual compensation for these individuals should be at a level which is competitive with the marketplace (which requires compensation to be middle to high) in companies of similar size for positions of similar scope and responsibility. In determining the appropriateness of compensation levels, the Committee annually reviews the Company's compensation policies and nationally recognized compensation surveys, principally William Mercer Executive Compensation Survey, which is a comparison of fixed and variable compensation based upon a corporation's industry and size.

     The key elements of the total annual compensation for executive officers consists of a base salary and variable compensation in the form of annual bonus' and stock options. The base salaries are generally set at or near the middle to high range for the competitive marketplace as indicated in the above referenced survey for companies within the same industry classification and relative size. Annual bonus' consists of two components, a performance bonus based entirely on the basis of the Companys pretax, prebonus earnings and a discretionary bonus for executive officers, except the President, which is recommended by the President on the basis of individual performance.

     The base salary for the Chief Executive Officer approximates the 75th percentile for the comparable companies in the above referenced survey. The committee has set the base pay for the Chief Executive above the market average due to his tenure with the Company and his irreplaceable knowledge of and personal contacts and relationships in the industries in which the Company operates. All of the Chief Executive's incentive pay is based on achieving targeted pretax, prebonus earnings levels with no discretionary bonus component.

                     Compensation and Nominating Committee:
                          Peter F. Foley, III, Chairman
                              Michael B. Montgomery

     Board Audit Committee Report. The following is the report of the Audit Committee with respect to the Companys audited financial statements for the fiscal year ended July 31, 2001, included in the Company's Annual Report of Form 10-K. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

     Membership and Role of Audit Committee. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

     Review with Management. The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

     Review and Discussions with Independent Auditors. The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has also received written disclosures from Arthur Andersen LLP required by Independence Standards Boards Standards No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Arthur Andersen LLP their independence from the Company.

     Conclusion. Based on review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Companys audited financial statements be included in the Companys Annual Report on Form 10-K for the fiscal year ended July 31, 2001

                                 Audit Committee
                            Peter F. Foley, Chairman
                                 George W. Jones
                              Michael B. Montgomery

     Performance Graph. The following performance graph reflects the yearly percentage change in the Company's cumulative total Stockholder return on Common Stock as compared with the cumulative total return of the NASDAQ (US) and the NASDAQ Electronic Components Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis on July 31 of each year.

                  Comparison of 5-Year Cumulative Total Return

LOWRANCE ELECTRONICS, INC.
PROXY DATA
                                7/31/96        7/31/97         7/31/98         7/31/99         7/31/00         7/31/01

NASDAQ U.S.                     356.609         526.142         619.165         884.890       1,260.150         676.529

NASDAQ ELECTRONIC COMPONENTS    751.478       1,599.428       1,367.324       2,472.916       5,509.532       2,041.871

LEIX                              5.750           5.500           4.063           6.188           3.625           2.950

ADJUST TO BASE:
                                 1996            1997            1998            1999            2000            2001
NASDAQ U.S.                         100             148             174             248             353             190
NASDAQ ELECTRONIC COMPONENTS        100             213             182             329             733             272
LEIX                                100              96              71             108              63              51

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of October 15, 2001, the number and percentages of outstanding shares of the Common Stock beneficially owned by all persons known by the Company to own more than 5% of the Company's Common Stock, by each director of the Company, and by all officers and directors of the Company as a group:

     Name and Address                  Amount and Nature of    Percentage
     of Beneficial Owner               Beneficial Ownership    of Shares
     -------------------               --------------------    ----------

     Darrell J. Lowrance (1)               1,908,123 (2)          50.6%
     12000 East Skelly Drive
     Tulsa, OK  74128-2486

     Peter F. Foley, III (3)                  54,183              1.4%
     Boone Bait Company                       Direct
     1501 Minnesota Avenue
     Winter Park,  FL  32789

     Ronald G. Weber (4)                      71,745 (5)          1.9%
     12000 East Skelly Drive
     Tulsa, OK  74128-2486

     Estate of James L. Knight               350,628              9.3%
     c/o Northern Trust Bank of               Direct
        Florida, N.A.
     700 Brickell Avenue
     Miami, FL  33131-2881

     George W. Jones (3)                      20,000               .5%
     7607 So. Marion                          Direct
     Tulsa, OK  74136

     All directors and                     2,054,151 (6)         54.5%
     officers as a group
     (including those listed
     above, five persons
     total)


     (1)  Director and Executive Officer.

     (2) Includes 180,500 shares held indirectly in an individual retirement account with Mr. Lowrance having the sole voting and investment power, 143,908 shares held of record by the Trustees of the Lowrance Savings Plan and Trust for Mr. Lowrance, who is entitled to vote such shares and 3,725 owned indirectly by an immediate family member.

     (3)  Director.

     (4)  Executive Officer.

     (5) Includes 33,000 shares held of record by the Trustees of the Lowrance Savings Plan and Trust for Mr. Weber, who is entitled to vote such shares.

     (6) All voting securities owned by officers and directors are owned directly except for 361,133 shares.

     Darrell J. Lowrance and James L. Knight (deceased) entered into a Shareholders' Agreement dated December 22, 1978, which provides that, except for sales in a public offering, neither party may sell his Common Stock without offering the Company the right of first refusal at the same price offered by a third party, payable in eight equal annual payments, including annual interest at 8%. If the Company does not exercise the right of first refusal and purchase the Common Stock, then the other individual party has the right to purchase such stock at the same price and under the same payment terms. On October 8, 1986, a First Amendment to the Shareholders' Agreement was entered into between Messrs. Knight and Lowrance which allowed them, after the initial public offering of the Company's stock in 1986 to sell their Common Stock in the public market pursuant to Rule 144 and permits charitable donations of their Common Stock within certain limits as to the total number of shares which may be donated to one charitable institution without first offering such stock to the Company or the other party. The right of first refusal terminates only when either (a) Mr. Lowrance's stock ownership in the Company is less than 15% of the Company's outstanding stock, or (b) Mr. Knights stock ownership in the Company is less than 10% of the Company's outstanding stock, exclusive of any stock donated by either of them to a charitable institution. Additionally, Messrs. Lowrance and Knight entered into an Agreement on October 8, 1986, with the Company whereby they agreed not to sell any of their shares of Common Stock privately, except as permitted under the First Amendment to Shareholders' Agreement.

     As of October 31, 2000, 840,460 shares of Common Stock were sold in the public market by the Estate of James L. Knight pursuant to Rule 144 since May of 1992 when the Estate first elected to sell stock owned by the Estate as permitted by the Agreement and First Amendment to Shareholders' Agreement and as allowed under Rule 144. Additionally, in May 1993, 68,966 shares of common stock were sold by the Estate of James L. Knight to the Company and retired, and 34,483 shares were sold by the Estate of James L. Knight directly to Mr. Lowrance. Except for the sales made by the Estate of James L. Knight pursuant to Rule 144 and the sales made by the Estate of James L. Knight to the Company and Mr. Lowrance, neither Mr. Knight nor Mr. Lowrance has sold nor made a gift of any stock in the Company pursuant to the aforementioned Agreement and First Amendment to Shareholders' Agreement.

                     APPROVAL OF THE 2001 STOCK OPTION PLAN

     On July 2, 2001, the Board of Directors unanimously adopted, subject to approval of the shareholders, the Lowrance Electronics, Inc. 2001 Stock Option Plan (the "2001 Stock Option Plan). The shareholders will be asked to vote on a proposal to approve the 2001 Stock Option Plan which authorizes the issuance of options ("Stock Options") covering up to 300,000 shares of Common Stock of the Company (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events), and provide that options may be granted until July 2, 2011. The Board of Directors has concluded that the 2001 Stock Option Plan is necessary in order to maintain the availability of stock options as a vehicle for (1) securing the advantages of incentive and the sense of proprietorship inherent in stock ownership with respect to directors, officers and key employees who are responsible for the Company's continued growth, development and future success; (2) rewarding past performance; and (3) assisting the Company's efforts to recruit, retain and motivate high-quality exployees. Accordingly, the Board of Directors believes that adoption of the 2001 Stock Option Plan is in the best interests of the Company and its stockholders. THE BOARD UNANIMOULY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 2001 STOCK OPTION PLAN.

     The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by shareholders present in person or by proxy at the meeting is required to approve the 2001 Stock Option Plan.

Summary Plan Description

     The following description is not a complete statement of the 2001 Stock Option Plan and is qualified in its entirety by reference to the complete text of the 2001 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

     Administration. The 2001 Stock Option Plan is to be administered by the Compensation Committee appointed by the Board of Directors, which is composed of two or more outside directors. The Compensation Committee from time to time at its discretion makes determinations with respect to the persons who shall be granted options or stock appreciation rights ("Options"), as well as the amount and time of such Options, under the 2001 Stock Option Plan.

     Eligibility. Officers and key employees of the Company and its subsidiaries may be granted options to purchase shares of the Company's Common Stock in the form of incentive stock options ("Incentive Stock Options") qualified as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("Non-qualified Stock Options") and stock appreciation rights (as defined therein) under the 2001 Stock Option Plan. In addition, directors of the Company may be granted Non-qualified Stock Options and stock appreciation rights under the 2001 Stock Option Plan.

     Terms of Options. The Compensation Committee, in its discretion, may grant Incentive Stock Options or Non-qualified Stock Options, as designated in the optionee's stock option agreements. The Compensation Committee, in its discretion, may grant stock appreciation rights ("SARs") only in connection with an option right previously granted or to be granted under the 2001 Stock Option Plan.

     Stock Options granted under the 2001 Stock Option Plan are not transferable other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Incentive Stock Options may not have a term exceeding ten years from the date of grant. Additionally, Incentive Stock Options may not be granted to any employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "Ten-Percent Shareholder") with a term exceeding five years. Non-qualified Stock Options may not have a term exceeding ten years and six months from the date of grant. SARs shall terminate on a date to be determined by the Compensation Committee, but in no event later than ten years from the date on which the related option right was granted, and whenever the related option right is exercised, cancelled, forfeited, terminated or otherwise lapses.

     The Compensation Committee determines the exercise price for each option granted under the 2001 Stock Option Plan; provided, however, that the exercise price: (1) in the case of any Incentive Stock Option granted to an eligible person, other than a Ten-Percent shareholder, shall not be less than 100% of the fair market value of the shares to which the option relates on the date of grant, (2) in the case of an Incentive Stock Option granted to an eligible person who is a Ten-Percent Shareholder, shall not be less than 110% of the fair market value of the shares to which the option relates on the date of grant; and
(3) in the case of a Non-qualified Stock Option, shall be determined by the Committee and may be less than the fair market value of the shares to which the option relates on the date of grant.

     A Stock Option may be exercised upon written notice to the Company specifying the number of shares to be purchased. The exercise price of the Stock Option must be paid at the time of exercise. Such payment may be made in cash, through the delivery to the Company of shares of Common Stock outstanding with an aggregate fair market value equal to the exercise price, provided that such shares have been held at least six months, through the delivery of a promissory note that satisfies any requirements set forth in the option agreement, or through a combination of such methods. SARs may be exercised at any time and to the extent the related option right may be exercised, provided, however, that the market price of the Common Stock related to the option right exceeds the exercise price of the option.

     Adjustments, Amendment or Discontinuance. The 2001 Stock Option Plan provides for the adjustment of the number and price of Options and shares available for Options as a result of a subdivision or consolidation of shares, merger, stock split, reorganization, combination or exchange of shares or the declaration of stock dividends. In addition, the Board of Directors may alter, amend, suspend or discontinue the 2001 Stock Option Plan, provided that no such action shall, without such person's consent, deprive any person of any rights previously granted under the 2001 Stock Option Plan. Except as provided for adjustment of number and price of shares, no amendment to the Plan may become effective without approval of the stockholders within twelve months before or after the date of the amendment's adoption.


     Tax Aspects of the Plan. Some of the options granted under the 2001 Stock Option Plan may constitute Incentive Stock Options within the meaning of Section 422 of the Code. Under present federal tax laws, there will be no federal income tax consequences to either the Company or an optionee upon the grant of an Incentive Stock Option, nor will an optionee's exercise of Incentive Stock Options result in federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon the optionee's exercise of Incentive Stock Options, the excess of the fair market value of the Shares acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Shares acquired through Incentive Stock Options within one year of the date of the exercise of the Incentive Stock Options, any gain realized upon a subsequent disposition of shares will constitute long-term capital gain to the optionee. If an optionee disposes of the Shares within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price (ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

     Certain stock options which do not constitute Incentive Stock Options may be granted under the Plan. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of such options, however, the optionee will realize ordinary income upon the exercise of such option in an amount equal to the excess of the fair market value of the shares acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such shares will constitute short- or long-term capital gain, depending on the optionee's holding period.

     The federal income tax consequences described in this section are based on laws and regulations currently in effect and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Arthur Andersen LLP as the independent public accountants for the Company for its fiscal year 2002, subject to ratification by the Stockholders at the Annual Meeting.

     Arthur Andersen LLP served as independent public accountants for the Company for its last fiscal year. A representative of Arthur Andersen LLP will attend the Annual Meeting and have the opportunity to make a statement if the representative desires to do so and will be available to answer appropriate questions.

                              STOCKHOLDER PROPOSALS

     The date by which proposals of Stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting is August 9, 2002.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting nor does it know of any matters which other persons intend to bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying Proxy will vote thereon in accordance with their best judgment.

     It is important that Proxies be returned promptly. Therefore, Stockholders who do not expect to attend the Annual Meeting in person are urged to sign the enclosed Proxy and mail it at their earliest convenience in the enclosed return envelope for which no postage is needed if mailed in the United States.

                                    EXHIBIT A
                             2001 Stock Option Plan

1.   PURPOSE

     This Stock Option Plan (this "Plan") is intended as an incentive and to encourage stock ownership by officers and other key employees of Lowrance Electronics, Inc. (the "Corporation") or of its parent corporation or its subsidiary corporations (collectively, the "Affiliates") as such terms are defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code") so that they may acquire or increase their proprietary interest in the success of the Corporation and its Affiliates, and to encourage them to remain in the employ of the Corporation or of its Affiliates. It is further intended that options issued pursuant to this plan may constitute incentive stock options within the meaning of Section 422 of the Code, to the extent such options are embodied in an incentive stock option agreement containing such provisions as are required by this Plan with respect to such options.

2.   ADMINISTRATION

     This Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist solely of two or more Outside Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion select the key employees who shall be granted options or stock appreciation rights and determine the amount of stock to be optioned to each.

     The Committee shall have the power, subject to and within the limits of the express provisions of this Plan:

     (a) To determine from time to time which of the eligible persons shall be granted options or stock appreciation rights under this Plan, and the time or times when, and the number of shares for which, an option or options or stock appreciation rights shall be granted to such persons;

     (b) To prescribe the other terms and provisions (which need not be identical) of each option granted under this Plan to eligible persons;

     (c) To construe and interpret this Plan and options granted under it and to establish, amend and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in this Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make this Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Corporation. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Corporation and the optionees;

     (d) To determine the duration and purposes of leaves of absence which may be granted to an optionee without constituting a termination of his or her employment for purposes of this Plan; and

     (e) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to this Plan.

No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

3.   ELIGIBILITY TO RECEIVE INCENTIVE STOCK OPTIONS

     The persons who shall be eligible to receive incentive stock options shall be such key employees (including officers, whether or not they are directors) of the Corporation or its Affiliates existing from time to time as the Committee shall select from time to time. An optionee may hold more than one incentive stock option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an incentive stock option for a larger number of shares than is recommended for him or her by the Committee.

4.   ELIGIBILITY TO RECEIVE NON-QUALIFIED STOCK OPTIONS

     The persons who shall be eligible to receive non-qualified stock options shall be such key employees (including officers, whether or not they are directors) and directors of the Corporation or its Affiliates existing from time to time as the Committee shall select from time to time. An optionee may hold more than one non-qualified stock option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive a non-qualified stock option for a larger number of shares than is recommended for him or her by the Committee, and no person shall be eligible to receive more than 120,000 non-qualified stock options.

5.   STOCK SUBJECT TO OPTIONS AND STOCK APPRECIATION RIGHTS

     The stock subject to the options and any stock appreciation rights shall be shares of the Corporation's authorized but unissued or reacquired $0.10 par value common stock (the "Common Stock"). The aggregate number of shares which may be issued under options pursuant to this Plan shall not exceed 300,000 shares of the Common Stock in the aggregate, subject to adjustment as provided in Section 10 hereof.

6.   LIMITATIONS ON INCENTIVE STOCK OPTIONS

     The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan and under all other incentive stock option plans of the Corporation and its Affiliates) shall not exceed $100,000.

7.   STOCK UNDER EXPIRED OPTION OR STOCK APPRECIATION RIGHTS

     In the event that any outstanding option and any associated stock appreciation right under this Plan for any reason expire or are terminated, the shares of Common Stock allocable to the unexercised portion of such option and any associated stock appreciation right may again be subjected to an option under this Plan. The provisions hereof shall not apply in the case of an option which expires or is terminated due to the exercise of an associated stock appreciation right, nor shall the provisions hereof apply in the case of a stock appreciation right which expires or is terminated due to the exercise of an associated option.

8.   TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

     Incentive stock options granted pursuant to this Plan shall be authorized and granted by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time deem appropriate. Incentive stock option agreements need not be identical, but each incentive stock option agreement shall comply with and be subject to the following terms and conditions:

     (a)  Number of Shares. Each incentive stock option shall state the number
          ----------------
          of shares to which it pertains.

     (b)  Option Price. Each incentive stock option shall state the option
          ------------
          price, which shall be not less than 100% (110% in the case of an optionee who, at the time the option is granted, is considered for the purposes of Section 422(b)(6) of the Code to own more than 10% of the total combined voting power of all classes of Stock of the Corporation or its Affiliates as determined under Section 425 of the Code (herein referred to as a "10% Shareholder")) of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the option.

     (c)  Method of Exercise and Payment. An incentive stock option may be
          ------------------------------
          exercised by the optionee delivering to the Committee on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase. The option price shall be payable (i) in cash in United States dollars upon the exercise of the incentive stock option, or (ii) if the incentive stock option agreement so permits, in stock of the Corporation, or (iii) if the incentive stock option agreement so permits, by delivery of the optionee's promissory note satisfying such requirements as may be set forth in the incentive stock option agreement, or (iv) to the extent permitted by the incentive stock option agreement, by a combination of such methods.

     (d)  Terms and Exercise of Incentive Stock Options. Except as otherwise
          ---------------------------------------------
          expressly provided in this Plan, each incentive stock option granted pursuant to this Plan shall contain provisions established by the Committee setting forth the manner of exercise of such incentive stock option, and may, at the sole discretion of the Committee, provide such restrictions on exercise as the Committee may deem appropriate.

          Each incentive stock option granted under this Plan shall terminate as set forth therein; provided, that no incentive stock shall be exercisable after the expiration of ten years from the date of the granting of the option (five years in the case of an optionee who, at the time the option is granted, is a 10% Shareholder). Each incentive stock option granted under this Plan shall contain provisions making such option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

9.   TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTIONS

          Non-qualified stock options granted pursuant to this Plan shall be authorized and granted by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time deem appropriate. Non-qualified stock option agreements need not be identical, but each non-qualified stock option agreement shall comply with and be subject to the following terms and conditions:

     (a)  Number of Shares. Each non-qualified stock option shall state the
          ----------------
          number of shares to which it pertains.

     (b)  Option Price. Each non-qualified stock option shall state the option
          ------------
          price, which shall be determined by the Committee and which may be less than the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the non-qualified stock option. The Committee, in fixing the option price, shall have full authority and discretion and shall be fully protected in doing so.

     (c)  Method of Exercise and Payment. A non-qualified stock option may be
          ------------------------------
          exercised by the optionee delivering to the Committee on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase. The option price shall be payable (i) in cash upon the exercise of the non-qualified stock option, or (ii) if the non-qualified stock option agreement so permits, in stock of the Corporation, or (iii) if the non-qualified stock option agreement so permits, by delivery of the optionee's promissory note satisfying such requirements as may be set forth in the non-qualified stock option agreement, or (iv) to the extent permitted by the non-qualified stock option agreement, by a combination of such methods.

     (d)  Terms and Exercise of Non-Qualified Stock Options. Except as otherwise
          -------------------------------------------------
          expressly provided in this Plan, each non-qualified stock option granted pursuant to this Plan shall contain provisions established by the Committee setting forth the manner of exercise of such non-qualified stock option, and may, at the sole discretion of the Committee, provide such restrictions on exercise as the Committee may deem appropriate. Each non-qualified stock option granted under this Plan shall terminate as set forth therein; provided, that no non-qualified stock option shall be exercisable after the expiration of 10 years and six months from the date of the granting of the non-qualified stock option. Each non-qualified stock option granted under this Plan shall contain provisions making such non-qualified stock option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

     (e)  Notice in Agreement. Each non-qualified stock option shall
          -------------------
          specifically state that it is not intended as an incentive stock option.

10.  TERMS AND CONDITIONS OF INCENTIVE AND NON-QUALIFIED STOCK OPTIONS

     (a)  Recapitalization. If the shares of Common Stock as a whole are
          ----------------
          increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment may be made by the Committee in the number and kinds of shares subject to this Plan, and the number, kinds and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding option, however, shall be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share of Common Stock covered by the option.

     (b)  Reorganization or Liquidation. Each option agreement may contain such
          -----------------------------
          provisions relating to the dissolution, liquidation, reorganization, consolidation or merger of the Corporation, or the sale or disposition by the Corporation of substantially all of its assets, as the Committee may deem appropriate.

     (c)  Adjustments. To the extent that the adjustments described in (a) above
          -----------
          relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided that each incentive stock option granted pursuant to this Plan shall not be adjusted in a manner that causes the incentive stock option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

11.  STOCK APPRECIATION RIGHTS

     (a)  Grant. Stock appreciation rights may be granted by the Committee under
          -----
          this Plan upon such terms and conditions as the Committee may prescribe. A stock appreciation right may be granted only in connection with an option right previously granted or to be granted under this Plan. Each stock appreciation right shall contain a provision that it shall become non-exercisable and be forfeited if and to the extent the related option right is exercised, cancelled, forfeited, terminated or otherwise lapses. "Stock appreciation right" as used in this Plan means a right to receive the excess of the fair market value of a share of the Corporation's Common Stock on the date on which an appreciation right is exercised over the option price provided for in the related option agreement and is issued in consideration of services performed for the Corporation or for its benefit by the optionee. Such excess is hereafter called the "differential." "Option right" means the right to purchase shares of the Corporation's Common Stock under an incentive stock option or non-qualified stock option granted under this Plan.

     (b)  Exercise of Stock Appreciation Rights: Stock appreciation rights shall
          -------------------------------------
          be exercisable and be payable in the following manner:

          (1) A stock appreciation right shall be exercisable at any time and to the extent the option to which it relates could be exercised; provided, however, that a stock appreciation right may be exercised only when the market price of the Common Stock subject to the related option exceeds the exercise price established under such option. Any person wishing to exercise a stock appreciation right shall give written notice of such exercise to the Committee addressed to the Committee's Chairman. Upon receipt of such notice, the Committee shall determine whether the stock appreciation rights shall be paid in cash or shares of Common Stock or any combination of cash and shares and shall instruct the Corporation accordingly. Upon receipt of such instructions from the Committee, the Corporation shall, without transfer or issue tax to the optionee or other person entitled to exercise the stock appreciation rights, deliver to the person exercising such right a certificate or certificates for shares of the Corporation's Common Stock which are issuable upon exercise of the stock appreciation right or cash or a combination thereof as the case may be. The date the Committee receives the written notice of exercise hereunder is referred to herein as the exercise date.

          (2) The exercise of a stock appreciation right shall automatically result in the surrender and cancellation of the related option right by the grantee on a share-for-share basis to the extent shares under such related option right are used to calculate the shares or cash or combination thereof to be received by such grantee upon the exercise of such stock appreciation right. Shares covered by such surrendered option rights shall not be available for granting further options under this Plan.

          (3) The Committee may impose any other conditions it prescribes upon the exercise of a stock appreciation right, which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

          (4) Upon the exercise of a stock appreciation right and surrender and cancellation of the related option right, the Corporation shall give to the person surrendering the related option right an amount equivalent to the differential, in cash or shares of the Common Stock or any combination thereof as determined in accordance with subparagraph (b)(1) of this Section 11.

          (5) The shares to be issued upon the exercise of a stock appreciation right may consist either in whole or in part of shares of the Corporation's authorized but unissued Common Stock or shares of the Corporation's authorized and issued Common Stock reacquired by the Corporation and held in its treasury. No fractional share of Common Stock shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

     (c)  Limitation on Payments. Notwithstanding any other provision of this
          ----------------------
          Plan, the Committee may from time to time determine, including at the time of exercise, the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year; provided, however, that all such amounts shall be paid in full no later than the end of the year immediately following the year in which the optionee exercised such stock appreciation rights. Any determination under this paragraph may be changed by the Committee from time to time provided that no such change shall require the holder to return to the Company any amount theretofore received or to extend the period within which the Company is required to make full payment of the amount due as the result of the exercise of the optionee's stock appreciation rights.

     (d)  Expiration or Termination of Stock Appreciation Rights.
          ------------------------------------------------------

          (1) Each stock appreciation right and all rights and obligations thereunder shall expire on a date to be determined by the Committee, such date, however, in no event to be later than ten years from the date on which the related option right was granted.

          (2) A stock appreciation right shall terminate and may no longer be exercised upon the termination or exercise of the related option right.

12.  FAIR MARKET VALUE

     For the purposes of this Plan and any option or stock appreciation right granted hereunder, the fair market value of the Corporation's Common Stock shall be determined as provided in this Section 12. If the Common Stock is traded upon an established stock exchange or exchanges, the fair market value of shares of Common Stock shall be determined to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the stock appreciation rights are exercised by the optionee; or if no sales of the Corporation's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock; provided, however, that during such time as the Corporation's Common Stock is not listed upon an established stock exchange but is traded in the over-the-counter market, the fair market value for such shares shall be (i) the average of the high and low bid prices or (ii) if available, the average of the high and low sales prices, based upon actual transactions, of the Corporation's Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, or its successor, on the day the stock appreciation rights are exercised by the optionee. If the Common Stock is not listed upon an established stock exchange or traded in the over-the-counter market, the fair market value thereof shall be determined by the Committee acting in good faith. Subject to the foregoing, the Board of Directors and the Committee in determining the fair market value of the Common Stock shall have full authority and discretion and shall be fully protected in doing so. Anything contained herein to the contrary notwithstanding, if any method for determining the fair market value of the Common Stock shall be determined by the Committee to jeopardize the status of an option as an incentive stock option, the Committee may utilize such valuation method as it deems necessary to protect the status of the option as an incentive stock option.

13.  TAX WITHHOLDING

     The Corporation or its Affiliates, as appropriate, shall have the right to deduct from all cash payments any federal, state or local taxes imposed on the recipient and required by law to be withheld with respect to such cash payment. In the case of stock appreciation rights redeemed in Common Stock, or in the case of Common Stock distributed pursuant to exercise of a stock option granted hereunder, the person receiving such Common Stock may be required to pay to the Corporation or its Affiliates, as appropriate, the amount of any such taxes imposed on the recipient and which the Corporation or its Affiliates is required to withhold with respect to such Common Stock. In the event the cash portion of a stock appreciation right is insufficient to cover the required withholding, the optionee may be required to pay to the Corporation or its Affiliates, as appropriate, the amount of such taxes.

14.  RIGHTS AS A STOCKHOLDER

     An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his or her option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10(a) hereof.

15.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

     Subject to the terms and conditions and within the limitations of this Plan, the Board of Directors or the Committee may modify, extend or renew outstanding options granted under this Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitutions therefor (to the extent not theretofore exercised). The Board of Directors or the Committee shall not, however, modify any outstanding incentive stock options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new incentive stock options in substitution therefor specifying a lower price. Notwithstanding the foregoing however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

16.  INVESTMENT PURPOSE

     Each option under this Plan shall be granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the

Common Stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of the Common Stock without such registration would otherwise be permissible, such conditions shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

17.  OTHER PROVISIONS

     The option agreements authorized under this Plan shall contain such other provisions which are not inconsistent with this Plan and which the Committee or the Board of Directors of the Corporation shall deem advisable. Any incentive stock option agreement shall contain such provisions as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code, or to conform to any change in the law.

18.  TERM OF PLAN

     Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board of Directors, or the date this Plan is approved by the stockholders of the Corporation, whichever is earlier.

19.  INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

20.  AMENDMENT OF THIS PLAN

     The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue this Plan or revise or amend it in any respect whatsoever without further approval of the stockholders of the Corporation, except that, without approval of the stockholders within twelve months before or after the date of such amendment's adoption, no such revision or amendment shall change the number of shares subject to this Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, increase the maximum term of options as provided herein or remove the administration of this Plan from the Committee. Furthermore, this Plan may not, without the approval of the stockholders, be amended in any manner that will cause incentive stock options issued under it to fail to meet the requirements of incentive stock options as set forth in Section 422 of the Code.

21.  APPROVAL OF STOCKHOLDERS

     This Plan shall become effective upon adoption by the Board of Directors, and shall be submitted for approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation within twelve months after the date this Plan is adopted by the Board of Directors. Options may be granted hereunder prior to stockholder approval.

22.  NON-EXCLUSIVITY OF PLAN

     Neither the adoption of this Plan by the Board of Directors, nor the submission of this Plan to the stockholders of the Corporation for approval, shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

     IN WITNESS WHEREOF, this Stock Option Plan has been adopted by the Board of Directors this ______ day of _______________, 2001.


                                           LOWRANCE ELECTRONICS, INC.


                                           By:
                                               --------------------------------
                                               Darrell J. Lowrance, President

ATTEST:


--------------------------------
   H. Wayne Cooper, Secretary

This Proxy when properly executed will be voted in the manner directed herein by the undersigned.

Please mark your votes as indicated in this example [X]

The Board of Directors recommends that you vote "FOR" proposals numbered 1, 2 and 3.

1.      ELECTION OF CLASS III DIRECTORS FOR THREE-YEAR TERMS.

        The undersigned directs that this Proxy be voted:

        [_] FOR all nominees            [_]  WITHHOLD AUTHORITY
            listed below (except             to vote for all
            as marked to                     nominees listed
            the contrary)                    below

                        01 Darrell J. Lowrance
                        02 Peter F. Foley, III

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

2.      APPROVAL OF 2001 STOCK OPTION PLAN.

                FOR             AGAINST            ABSTAIN
                [_]               [_]                [_]

3. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR ITS FISCAL YEAR 2002. The undersigned directs that is Proxy be voted:

                FOR             AGAINST            ABSTAIN
                [_]               [_]                [_]

4. OTHER MATTERS. The undersigned directs that this Proxy be voted in such manner as the proxies named herein, or either of them, may direct, in their discretion, on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

                        Dated                            , 2001
                             ----------------------------

                             ----------------------------------
                                  Signature of Shareholder

                             ----------------------------------
                                  Signature of Shareholder

                        NOTE: In the case of joint ownership, each such owner should sign. Executor, administrators, guardian, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation please sign full corporate name by a duly authorized officer.

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

                                     PROXY

                           LOWRANCE ELECTRONICS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                           HELD ON DECEMBER 11, 2001

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held in the Director's Row Room IV on the Main Lobby Floor of the Adam's Mark Hotel, 100 East Second Street, Tulsa, Oklahoma, on December 11, 2001, at 10:00 a.m., local time, and the Proxy Statement relating thereto and (b) appoints Darrell J. Lowrance and H. Wayne Cooper, or either of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, and hereby authorizes them or either of them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Lowrance Electronics, Inc. held of record by the undersigned on October 26, 2001, at the Annual Meeting of Stockholders and at any adjournment or adjournments thereof.

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